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                                  EXHIBIT T3A-1

                              PUBLIC DEED OF BYLAWS
                                       OF
                                  AVIANCA S.A.

                   (INCLUDING CHARTER ORGANIZATIONAL DOCUMENT)

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                                     BYLAWS

                  AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA

Adopted at the ordinary meeting of the General Meeting of Shareholders, held on March 19, 2002 in the city of Barranquilla, raised to Public Deed No. 1714 of April 11, 2002 of the Eighteenth Notary of Bogota D. C.

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                                    CHAPTER I

          NAME, NATIONALITY, DOMICILE, PURPOSE AND TERM OF THE COMPANY

ARTICLE 1. NAME.- The Company shall be named AEROVIAS NACIONALES DE COLOMBIA S.A. but may do business under the name AVIANCA S.A. It is a stock business company incorporated under the laws of the Republic of Colombia.

ARTICLE 2. DOMICILE.- The company's domicile shall be located in the city of Barranquilla, but may establish branches, as per decision of the Board of Directors, and agencies and offices, as per decision of the Legal Representative, within or outside the national territory. The branch managers shall be designated by the shall be designated by the Board of Directors and it shall fix their powers and attributions, on case-by-case basis, which powers and attributions shall be set forth in the relevant power-of-attorney. The agencies and offices managers shall be designated by the Legal Representative and it shall fix their powers and attributions, on case-by-case basis, which powers and attributions shall be set forth in the relevant power-of-attorney.

ARTICLE 3. PURPOSE.- The corporate purpose shall be:

The commercial exploitation of transportation services (i) air transportation in all of its branches, including every modality of post services, as well as commercial, technical and scientific applications of civil aviation; (ii) ground transportation, in all of its branches; (iii) maritime transportation, in all of its branches; and (iv) multimodal transportation, everything in accordance with the laws then in force.

In the development of its purpose the company may carry the following acts and contracts:

a) Construction and administration of airports and other facilities as necessary for air navigation;

b) Revision, maintenance and repair of aircrafts and ancillary ground vehicles;

c)    Purchase of fuel for such aircrafts and vehicles;

d)    Fostering of companies devoted to tourism activities;

e)    Participation in companies devoted to aviation insurance;

f) Acquisition and construction of real properties, as well as the alienation of any such properties it may no longer require;

g) Representation of corporate entities and individuals, whether national or foreign, devoted businesses to similar or identical to the company's;

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h)    Import, distribution, sale, manufacture, assembling and export of equipment, machinery, vehicles, spare-parts and raw materials when such elements are devoted to air or ground transportation, ancillary thereto or for the overhauling of such equipment;

i) Take in lease any real or movable properties as the company might require and give in lease any such properties it no longer needs;

j) Enter into agreements, including partnerships, with any individuals or corporate entities devoted to business similar or supplemental to the company's purpose. Likewise, it can make part of other companies, regardless of their nature and corporate purpose, including those devoted to the governance of third parties' businesses, through acquisition or subscription of shares, parts or corporate interests or making contributions of any sort, incorporate any other companies or merge therewith;

k) Take or give money in loan, with or without the guarantee of its own properties, pay, draw, bail, endorse, acquire, protest, cancel bills of exchange, checks, promissory notes or any other negotiable instruments, and in general, enter into commercial exchange agreements of any kind;

l) Enter into all kinds of business and transactions with bank and credit entities;

m) Enter into all kinds of agreements and contracts with private entities and the government, for the provision of postal services;

n) Purchase, own and exploit any patents, trade names, trademarks, trade secrets, licenses or other industrial property rights, grant exploitation thereof to third parties and acquire licenses for such exploitation.

o) Post real or personal bails to secure obligations in foreign or national currency undertaken by the company, its shareholders, the companies where it might have an interest or any third party, provided it relies on the authorizations required in these Bylaws.

p) Invest its funds or availabilities in financial or real assets such as titles issued by financial or public entities, mortgage bonds, securities, bonds and their negotiation, sale, exchange or encumbrance.

q) Purchase and sale, as well as to import and export any kind of properties, items or commodities inherent to its own business and its corporate purpose.

r) Take part in bids and public and private contests or in direct contracting.

s) Promote scientific or technologic researches aimed to look for new and better applications in their field, whether directly or through specialized agencies, or donations or contributions to scientific, cultural or social development entities of the country.

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t)    In general, to enter into all acts and contracts as necessary for the full development of its purpose.

ARTICLE 4. TERM.- The term of the company shall expire on June 30, 2050.

                                   CHAPTER II
               CAPITAL STOCK, SHARES, SHAREHOLDERS, REPRESENTATION

ARTICLE 5. AUTHORIZED CAPITAL-STOCK.- The authorized capital stock is the amount of ten thousand million pesos ($10.000.000.000), divided into one billion (1000.000.000.000) registered shares with a par value of one cent ($0.01) each represented in negotiable titles.

PARAGRAPH.- The shares may be common, privileged or with preferential dividend and no voting rights

ARTICLE 6. SUBSCRIBED AND PAID-IN CAPITAL-STOCK.- The company's subscribed and paid-in capital stock is the amount of six thousand four hundred nineteen million six hundred ten thousand seventy pesos and twenty-four cents ($ 6.419.610.070,24) equivalent to six hundred forty-one thousand nine hundred sixty-one million seven thousand twenty-four (641.961.007.024) shares with a par value de one cent ($ 0.01) each, as shown in the corporate books and in the Registry of Shares

ARTICLE 7. CAPITAL-STOCK DECREASE OR INCREASE.- The company may increase the corporate capital stock by any legal means or decrease the same in the events expressly authorized by law, and in the manner and terms therein provided.

ARTICLE 8. RIGHT OF FIRST REFUSAL IN THE ISSUANCE OF SHARES.- Authorized and non subscribed corporate shares, as well as every other arising from capital increases shall remain available to the Board of Directors. The Company's shareholders shall be entitled to the preferential subscription in every new issuance of shares, of a number of shares proportional to those held by them by the time when the relevant rules of issuance are approved. The Board of Directors is empowered to regulate the issuance, offering and placement of non subscribed shares, subject to the relevant legal provisions.

The rules for Placement of Preferential Shares shall include the right of first refusal in favor of all shareholders, so that they can subscribe the same in proportion to the number of shares held by each on the date of offer.

PARAGRAPH.- Nevertheless, the General Meeting of Shareholders, with the affirmative vote of a plural number of shares representing no less than seventy percent (70%) of the shares represented at the meeting may instruct the Board of Directors to regulate the placement of common shares or of shares with preferential dividend and no voting rights, without submission to the right of first refusal.

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ARTICLE 9. TRADABILITY OF THE SUBSCRIPTION RIGHT.- The right for subscription of shares shall only be tradable as from the offer notice date. To that effect, it shall suffice if the owner indicates in writing to the company, the designation of the assignee or assignees. If upon expiration of the term set forth in the offer, the shareholder has not stated to the company his interest in taken the shares to which he might be entitled, the company may freely dispose them as from such date.

ARTICLE 10. RIGHTS OF THE SHAREHOLDERS.- Each common share shall afford the following rights to its owner: 1.- To participate in the deliberations of the General Meeting of Shareholders and vote thereat; 2.- To receive a proportional portion of the corporate benefits shown on the year-end balance-sheets; 3.- To negotiate the shares subject to the law and these Bylaws; 4.- To freely inspect the corporate books and records, within fifteen (15) business days prior to the meetings of the General Meeting of Shareholders where the year-end balance-sheets are to be examined; 5.- To withdraw from the company, which right may only be exercised by dissenting or absent shareholders in accordance to article 76 of these Bylaws; and 6.- To receive, in the event of liquidation of the Company, a proportion portion of the corporate assets, following payment of the Company's external liabilities.

PARAGRAPH.- When a given shareholder has defaulted payment of the shares subscribed by him, he shall not be entitled to exercise the rights inherent thereto; to that effect, the company shall enter every payment made and outstanding balances.

ARTICLE 11. ADDRESS OF THE SHAREHOLDERS.- The shareholders shall registered, at the company's corporate offices, their domicile and home address or that of their legal representatives or attorneys, for the purposes of delivery of any communications as needed, to such registered address. It is thus agreed that every communication delivered by the company to any shareholder or its representative to the address so registered, shall be deemed received by it and that any shareholders failing to meet this obligation to register may not claim from the company by reason of the non timely receipt of such communications.

ARTICLE 12. TAXES.- The shareholders shall bear all taxes assessed or that might be assessed on the titles or share certificates and transfers thereof.

ARTICLE 13. SHARE CERTIFICATES.- Every subscribed shall be delivered with share certificates evidencing their capacity as shareholder. Share certificates shall be nominative and issued in continued series, with the signature of the Legal Representative and the Secretary General and the following shall be therein indicated: 1.- Full name of the person to whom these are issued; 2.- the corporate name, main business domicile, Notary, number and date of the incorporation deed 3.- The number of shares represented by each share certificate, their par value and the indication as to whether these are registered or privileged; 4.- The conditions for exercise of the right of first refusal in their transfer; and 5.- The back-page of privileged share certificates shall set forth the rights inherent thereto.

PARAGRAPH.- Prior to the full shares release only provisional share certificates shall be issued with the even specifications as provided for definite share certificates. After full

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payment of the shares, all provisional certificates shall be changed for definite share certificates.

ARTICLE 14. REGISTRY OF SHARES.- The company shall keep a book named "Registry of Shares" therein indicating the name of the share owners and their nationality, the number and date of inscription of the relevant share certificate and the number of shares corresponding to each shareholder. Also, any precautionary measures, transfers, liens and other limitations on the shares, shall be therein entered.

ARTICLE 15. TRANSFER OF SHARES.- Shares are transferable in accordance to law. Shares transfer may be as per the mere agreement of the parties, but such transfer shall produce effects with respect to the company and third parties, subject to a written order to that end signed by the transferor, therein indicating the number of shares transferred and the full name of the purchaser. The relevant share certificate or certificates shall be accompanied to enter the transaction on the Registry of Shares. The written order from the transferor may also be in the form of an endorsement on such certificates. The share certificates subject matter of transfer shall be cancelled prior to the notation, to then issue the new certificates in favor of the purchaser.

ARTICLE 16. PROHIBITION TO THE ADMINISTRATORS.- The corporate administrators shall not be entitled, by themselves or through others, to transfer or acquire shares in the Company, while they remain in the exercise of their offices, but when it refers to transactions other than speculation and with the authorization of the Board of Directors, granted with the affirmative vote of the absolute majority of its members, excluding the applicant; or of the General Assembly, with the affirmative vote of one half plus one of the shares represented at the meeting, excluding the applicant's.

ARTICLE 17. TRANSFER OF UNRELEASED SHARES.- Unreleased shares are transferable in the same manner as released shares, but the assignor and any subsequent purchasers shall become joint and severally liable for any unpaid amount thereon.

ARTICLE 18. REACQUISITION OF SHARES.- The company may acquire its own shares as per decision of the General Meeting of Shareholders. This transaction shall be completed through funds taken from the net profits or the reserve created to that effect and provided such shares are fully paid-in. While such shares belong to the company, the rights inherent thereto remain pending. Transfer of reacquired shares shall be in the manner indicated for the placement of shares in reserve.

ARTICLE 19. DETERIORATION OF SHARE CERTIFICATES.- In the event of deterioration of any share certificate, issuance of a duplicate shall require delivery of the original certificates by the shareholder, so that the Company may proceed to annul the same.

ARTICLE 20. LOSS OF SHARE CERTIFICATES.- In the event of loss of any share certificate or deterioration thereof, in a manner such that it may not be easily identifiable, or sufficiently proven to the Board of Directors' judgment, it shall be replace on account of its owner and shall bear a certificate therein indicating that it is a duplicate. The shareholder shall post every guarantee and meet the formalities required by the Board of Directors. If the

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original share certificate lost reappears, its owner shall return the duplicate to the company so that the Board of Directors shall proceed to its destruction. So shall be evidenced on the minute of the corresponding meeting.

ARTICLE 21. THEFT OF SHARE CERTIFICATES.- In the event of loss of any share certificate or deterioration thereof, in a manner such that it may not be easily identifiable, or sufficiently proven to the Board of Directors' judgment, it shall be replace on account of its owner and shall bear a certificate therein indicating that it is a duplicate. The shareholder shall post every guarantee and meet the formalities required by the Board of Directors. If the original share certificate lost reappears, its owner shall return the duplicate to the company so that the Board of Directors shall proceed to its destruction. So shall be evidenced on the minute of the corresponding meeting.

ARTICLE 22. ATTACHMENT OF SHARES.- Attachment of shares shall include every dividend or dividends as appropriate and may be limited to these only. In the latter case, such attachment shall become perfect through written order of the Judge so that the company shall retain any relevant amounts and make them available thereto.

PARAGRAPH.- The attachment of shares shall become perfect as per its entry on the Registry of Shares, through written order by the competent corporate officer.

ARTICLE 23. SHARES IN DISPUTE.- In the event of litigation as to the ownership of shares, the company shall keep the proceeds thereof in deposit of immediate availability bearing no interest, while the dispute is settled and the ownership of such proceeds ultimately determined. For the purposes of this article it is understood that there is a dispute when the Company has received a judicial notice to that end.

ARTICLE 24. AUCTION AND AWARD OF SHARES.- In any auctions and awards the entry of shares shall be through production of the original title and a true copy of the relevant documents. The transfer of shares which ownership is in dispute, requires permit of the relevant judge; when it refers to attached shares, also an authorization from the plaintiff shall be required. No shares which registration on the Registry of Shares had been cancelled or prevented as per the order of a competent authority, can be transferred.

ARTICLE 25. PLEDGE AND USUFRUCT OF SHARES.- The pledge and usufruct of shares shall become perfect as per notation thereof on the Registry of Shares; the latter shall not grant the creditor any rights inherent to its capacity as shareholder, unless otherwise expressly agreed. Unless otherwise expressly agreed, the usufruct shall grant to the usufructuary all rights inherent to the capacity as shareholder, except the right to transfer or encumber them and their reimbursement in the event of liquidation. Both pledge and usufruct, should be preceded by a written order from the owner, therein evidencing all and any covenants concerning the rights afforded to the pledgee or the usufructuary.

ARTICLE 26. ANTICHRESIS OF SHARES.- Antichresis of shares shall become perfect like the pledge and usufruct and shall only grant the creditor the right to attain profits as appropriate for such type of shares, in the form of dividend, unless otherwise agreed.

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ARTICLE 27. INDIVISIBILITY OF SHARES.- Shares shall be indivisible, and consequently, whenever a given share belongs to more than one person due to legal or conventional reasons, they shall designate a common and sole representative to exercise the rights corresponding to such capacity as shareholder. However, compliance of any obligations to the company shall be a joint and several liability of the co-owners. Failing an agreement to designate the common representative, any of the interested parties may request the competent Judge to proceed with the designation of a representative for such shares. The executor with tenancy of properties shall represent the shares owned by the illiquid estate. If such executors are more than one, they shall designate one single representative, unless one thereof has been authorized by the Judge to that effect. Failing an executor, the person designated by the majority of votes of the heirs recognized under the process, shall carry representation thereof.

ARTICLE 28. PROXIES.- The shareholders may cause their representation at meetings of the General Meeting of Shareholders through written proxy granted to individuals or corporate entities as deemed convenient and therein indicating the name of the attorney, the person on which such proxy may be substituted, as the case may be, the date or time of the meeting or meetings for which it is conferred. Such proxies may be delivered by fax to the company. Proxies granted abroad shall only require the formalities herein provided.

ARTICLE 29. PROHIBITIONS.- Except in the event of legal representation, the Administrators and employees of the company may not represent at the Assembly meetings any shares other than their own, while the remain in the exercise of their office, nor substitute any proxies granted thereto. They may neither vote the balance-sheets, year-end accounts or liquidation accounts.

                                   CHAPTER III
                  MANAGEMENT AND ADMINISTRATION OF THE COMPANY

ARTICLE 30. BODIES.- The Company shall have the following bodies:

      a)    General Meeting of Shareholders;

      b)    Board of Directors;

      c)    Legal Representative.

CHAPTER IV
GENERAL MEETING OF SHAREHOLDERS

ARTICLE 31. CONFORMATION.- The General Meeting of Shareholders is made-up by all shareholders registered on the Registry of Shares or their representatives or agents.

ARTICLE 32. PRESIDENT OF THE ASSEMBLY.- The General Meeting of Shareholders shall be chaired by the Company's Legal Representative or, in his absence, by any member of the Board of Directors, or by the shareholder designated by the majority of the Assembly.

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ARTICLE 33. TYPE OF MEETINGS.- Sessions of the General Assembly shall be ordinary and special and may be of non attending nature. The first shall be called within the first three (3) months of each year and shall be held at the corporate domicile on the day, time and place determined by the Board of Directors or the calling party. Special meetings shall be held when the Company's unforeseen or urgent needs demand so. Nevertheless, the General Meeting of Shareholders may hold meetings without prior call and anywhere, with the attendance of the totality of shares subscribed.

PARAGRAPH 1.- Provided so can be proven, there shall be a meeting of the General Meeting of Shareholders whenever the shareholders may deliberate and decide by any means of simultaneous or successive communication. In the latter case, succession of communications shall be immediate in accordance to the means used. In the event where the company is subject to inspection and surveillance of the Superintendency of Companies, use of such mechanism shall require mandatory attendance of a delegate thereof, whose presence must be requested at least eight (8) days in advance. On the contrary, if the company is not subject to such inspection and surveillance and after due use of the mechanism of non attending meetings, proof of the adoption of such resolutions shall be recorded on telefax messages therein showing the time, transmitter, message, magnetophonic recordings or similar mechanisms.

PARAGRAPH 2.- Any decisions by the General Meeting of Shareholders shall be valid when all of the shareholders state the sense of their vote in writing. In such case, the relevant majority shall be computed over the total subscribed shares. If the shareholders stated their vote in separate documents, these shall be received within the maximum term of one month, counted as from the first communication received. The company's representative legal shall inform the shareholders the sense of such decision, within five (5) days following receipt of the documents reflecting the sense of their vote.

ARTICLE 34. ORDINARY MEETINGS.- Each year, and no later than the last day of the month of March, the General Meeting of Shareholders shall ordinarily meet, subject to the prior call made by the Board of Directors. Upon elapse of the month of March without the call to ordinary meeting, the Assembly shall meet as per its own right on the first business day of the month of April, at ten in the morning (10 a.m.) at the main business offices where the Company's administration operates. The administrators shall permit the shareholders or their representatives, exercise of their right of inspection on the Company's books and records during fifteen (15) business days prior to the meeting.

In ordinary sessions the General Meeting of Shareholders shall address the issues concerning examination of year-end financial statements, projects for profits distribution, reports from the Company's Administrators and the Fiscal Auditor, elections, and every other matter as directed by law or the bylaws.

ARTICLE 35. SPECIAL MEETING.- The General Assembly may be called to special meetings as deemed convenient by the Board of Directors, the Legal Representative or the Fiscal Auditor or upon request to either of the above by a number of shareholders

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representing at least twenty-five percent (25%) of the total number of subscribed shares or in every other event as provided in law.

The Special Meeting can not make decisions as to issues not included in the disclosed agenda, only after exhaustion of the latter and provided so is resolved by the Assembly itself with the affirmative vote of one half plus one of the shares represented at the meeting.

ARTICLE 36. CALLS.- The call to ordinary and special meetings where the corporate year-end financial statements are submitted to consideration, shall be at least fifteen (15) business days in advance, trough notice published in at least one (1) nationwide-circulation newspaper. The call to every other meeting shall be given at least six (6) calendar days in advance and shall also be disclosed in the manner provided above. Such notices shall indicate the day, hour and place to hold the General Meeting of Shareholders, as well as the agenda, when the meeting is special, or, if not special, whenever it is pursued to decide on the transformation, merger or spin-off of the company, or as to the increase to its authorized capital-stock or the decrease of the subscribed capital-stock in the events where the Company's shares are listed in the National Registry of Securities and Intermediates. Nevertheless, the Assembly can meet without prior call and at any time, when the totality of subscribed shares are present.

ARTICLE 37. QUORUM TO DELIBERATE.- Deliberation quorum at ordinary or special meetings of the Assembly shall be every plural number of shareholders representing, at least, one half plus one of the subscribed shares. If the Assembly is called but it is not held due to lack of quorum, a new meeting shall be called to meet and validly decide with any plural number of present shareholders, whichever might be the number of shares represented thereat, except in the cases where a special decision majority is required. The new meeting shall take place not earlier than ten (10) business days nor later than thirty (30) business days counted as from the date fixed for the first meeting. The quorum and decision majority shall be determined in event manner whenever the Assembly meets as per its own right.

ARTICLE 38. QUORUM DETERMINATION.- All shares represented at the Assembly shall be computed for the purposes of quorum. Any proxies granted for the first meeting shall be deemed effective for any subsequent meetings arisen therefrom.

ARTICLE 39. ORDINARY DECISION MAJORITY.- Any decisions by the General Meeting of Shareholders, including unitary appointments shall be bade by the majority of present votes, except when the law or these bylaws require any special majorities. Whenever it refers to the approval of balance-sheets, year-end accounts and liquidation accounts, the concerned decision shall be made through the majority of present votes, subject to the prior deduction of the votes corresponding to the Company's administrators or employees, who shall not be empowered to vote such acts.

ARTICLE 40. SPECIAL DECISION MAJORITY.- The following cases require special decision majorities, to wit:

a) The vote of a plural number de shareholders representing at least seventy-eight percent (78%) of the shares represented at the meeting shall be required when it refers to the

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      distribution of a percentage lesser than fifty percent (50%) of the year net profits or the balance thereof, or whenever it refers to the decision of refraining from distributing any profits;

b) The vote of plural number of shareholders representing at least seventy percent (70%) of the shares present at the meeting shall be required whenever it refers to the decision of placing certain issue of shares without submission to the right of first refusal;

c) The vote of plural number of shareholders representing eighty percent (80%) of the shares represented at the meeting, shall be required whenever it refers to payment of dividends in released shares of the company; and

d) Voting of all shares present at the meeting shall be required whenever it refers to participation by shareholders of the company under spin-off in the corporate capital of the beneficiary company, in a manner different than the one they hold in the company so spun-off.

ARTICLE 41. ELECTIONS.- Provided it refers to the election of two or more individuals to integrate the same board, commission or collegiate body, the system of electoral quotient shall apply. It shall be determined by dividing the total number of votes cast by the individuals to be elected. The scrutiny shall commence by the listing that obtained the greater number of votes and so forth in descending order. As many names as the quotient fits in the number of votes cast for a given list shall be selected therefrom and, if any offices remain to fill, these shall correspond to the highest residues scrutinized in even descending order. In the event of tie in such residues, the decision shall be made randomly. Blank votes shall only count to determine the electoral quotient. Individuals so elected may not be replaced in partial elections without proceeding to a new election by the system of electoral quotient, unless the vacancies are filled unanimously.

PARAGRAPH.- In the event where the vacancy occurs during the course of a given period, the election shall take place for the term remaining for its expiry.

ARTICLE 42. VOTING RIGHTS.- Each common share grants its owner the right to cast one vote, without any restriction whatsoever.

ARTICLE 43. BINDING DECISIONS.- Decisions by the General Assembly, taken in accordance to law and these Bylaws are binding upon all shareholders, even absent or dissenting shareholders.

ARTICLE 44. FUNCTIONS OF THE ASSEMBLY.- The General Meeting of Shareholders shall exercise the functions indicated below:

a)    Study and approve any amendments to the Bylaws;

b) Elect the three (3) Principal Members of the Board of together with their respective personal alternates and fix their remuneration, for two (2) year periods;

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c)    Elect the Fiscal Auditor together with his respective personal alternate and fix their remuneration, for two (2) year periods;

d) Freely elect and remove every officer whose designation might correspond thereto;

e) Examine, approve or disapprove the individual general Financial Statements, and consolidated, as the case may be, together with their notes and the opinion of the Fiscal Auditor, cut-off as of the end of each period. If the Assembly disapproves the Financial Statements, it shall designate a commission made-up by three of the attendants to examine the accounts and Statements and to inform in their connection, prior to the final decision of the Assembly, which final decision shall be produced at the special meeting called to that effect;

f) Analyze, approve or disapprove the report of activities rendered by the administrators and the special report required in the event of conformation of a business group. If the Assembly fails to approve such reports or either thereof, it shall be proceeded as indicated above;

g)    Dispose of the profits pursuant to the law and the Bylaws;

h)    Dispose the creation of reserves, other than the legal reserves;

i)    Fix the amount of dividends, as well as the form and term to pay the same;

j) Repeal or modify any issuance of shares prior to their placement or subscription and subject to the requirements provided in law or in the Bylaws for the purpose of their issuance;

k)    Adopt any measures as required for the company's interests;

l) decide as to the merger, spin-off, transformation, dissolution or liquidation of the company;

m)    Decide as to capital decreases;

n) Decide as to the issuance and placement of Shares without submission to the right of first refusal;

o)    Create any occasional reserves;

p)    Decide as to the reacquisition of shares;

q) Decide as to listing of shares or other securities in the National Registry of Securities and Intermediates or in any stock exchange or on the cancellation of such listings;

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r)    Issue and place any privileged, preferential dividend and no voting shares, as well as to decide as to the issuance and placement of ordinary notes or notes of mandatory conversion into shares;

s) Approve any agreement to create any guarantee, indemnity or bail with respect to the obligations or solvency of any third party or of any similar obligation which amount - on case-by-case basis - might exceed ten million US Dollars (US $10.000.000) per year;

t) Approve any material transaction of the company with any individual or corporate person owner of more than five percent (5%) of its capital-stock or with affiliates thereof, except those included under the ordinary course of business. Material shall be the event where the accumulated amount of the concerned transaction within a twelve (12) month period exceeds five hundred thousand US Dollars (US $500.000); and

u) Every other provided in law or the Bylaws, and those which do not correspond to any other corporate body.

ARTICLE 45. MINUTES.- The company shall keep a duly registered book to include, in chronologic order, the minutes corresponding to Assembly meetings. Such minutes shall be signed by the President of the Assembly and its Secretary. Such minutes shall be submitted to the approval of the Assembly or by a commission conformed by two shareholders attending the relevant meeting, whose names shall be selected by the Assembly. In such case the individuals so designated shall also sign the minutes.

The Minutes shall be headed with their number and shall at least state the following: the place, date and hour of the meeting; the number of shares present thereat; the form and advance of the call; the listing of attending parties indicating the number of shares they represent, whether their own or of others; the matters addressed; the decisions made and the number of votes cast in favor, against, or in blank; the designations made, and the date and hour of adjournment. and the number of votes cast in favor, against, or in blank; the designations made, and the date and hour of adjournment

PARAGRAPH.- In the event of non attending meetings or of decisions made by the General Meeting of Shareholders when all shareholders state the sense of their vote in writing, the corresponding minutes shall be drafted and subsequently entered on the relevant book within thirty (30) days following the date when the agreement is reached. The minutes shall be signed by the Legal Representative and the Secretary General or the person designated as secretary ad-hoc.

CHAPTER V
THE BOARD OF DIRECTORS AND ITS ATTRIBUTIONS

ARTICLE 46. CONFORMATION.- The Company shall have a Board of Directors made-up by three (3) principal members, each thereof with a personal alternate, elected by the General Meeting of Shareholders.

PARAGRAPH.- Alternate directors shall replace the principal directors in their absolute or temporary absences and, consequently, they shall take part of the Board of Directors meetings when the respective principal member is unable to attend such meeting.

ARTICLE 47. TERM.- The members of the Board of Directors shall remain in their office for two (2) years, counted as from the date of their election, unless they are elected in partial meetings, in which case the designation shall be for the remaining of the period then in course. They may be indefinitely re-elected or freely removed by the Assembly. If the General Meeting of Shareholders fails to make the new election of directors, their mandate shall be deemed renewed until the new designation is made.

ARTICLE 48. MEETINGS.- The Board of Directors shall meet at least once every three (3) months or as many times as needed in the company's interest and when called, at least eight (6) calendar days in advance, by itself or by two of its directors acting as principals, the Legal Representative or the Fiscal Auditor. The Board of Directors may deliberate and decide with the attendance and votes of the majority of its members.

PARAGRAPH 1.- Provided so can be proven, there shall be a meeting of the Board of Directors whenever all of its members can deliberate and decide by any means of simultaneous or successive communication. In the latter case, succession of communications shall be immediate in accordance to the means used. In the event where the company is subject to inspection and surveillance of the Superintendency of Companies, use of such mechanism shall require mandatory attendance of a delegate thereof, whose presence must be requested at least eight (8) days in advance. On the contrary, if the company is not subject to such inspection and surveillance and after due use of the mechanism of non attending meetings, proof of the adoption of such resolutions shall be recorded on telefax messages therein showing the time, transmitter, message, magnetophonic recordings or similar mechanisms

PARAGRAPH 2.- Any decisions by the Board of Directors shall be valid when all of its members state the sense of their vote in writing. In such case, the relevant majority shall be computed over the total subscribed members of the Board of Directors. If the Board of Directors members stated their vote in separate documents, these shall be received within the maximum term of one month, counted as from the first communication received. The company's representative legal shall inform the members of the Board of Directors the sense of such decision, within five (5) days following receipt of the documents reflecting the sense of their vote.

ARTICLE 49. FUNCTIONS.- The following are attributions of the Board of
Directors:

a)    Provide its own rules and issue any internal rules for the company;

b) Direct and control the company's affairs and delegate the functions it might deem convenient upon the Legal Representative or upon any other employee;

c) Designate the Company's Legal Representative and his alternate for two (2) year periods;

d) Create any Vice-presidencies as it might deem necessary for the proper development of the Company, assign their functions and fix their remuneration;

e) Create and promote any positions it might deem necessary, define their functions and fix their remuneration;

f) Designate the Company's Secretary who shall also be the Assembly's and Board of Directors' Secretary; fix his functions and remuneration;

g) Resolve as to the resignation and leaves of the company's officers whose designation corresponds thereto;

h) Advise the Legal Representative whenever he requests so or when determined by the Bylaws;

i) Designate any advisors as it might deem convenient and direct, when deemed appropriate, formation of committees conformed by the number of members it might determine, to assist and advise the Legal Representative in any special matters. Delegate upon such committees all and any attributions it might deem appropriate and which might correspond thereto, and fix their functions;

j) Determine any depreciation percentages, wear and tear and protection of assets, amortization of intangibles, and every other reserves as determined by law or the Assembly;

k) Propose to the Assembly, whenever it deems so convenient, the creation of special reserve funds for unforeseeable or for any other purpose, or the transfer or accretion of any special funds or funds previously created, or the incorporation thereof into the Losses and Profits account or their capitalization;

l) Within forty-five (45) calendar days following the closing date of the relevant fiscal year, the Board of Directors shall prepare annual audited individual financial statements, and audited consolidated financial statements, as the case may be, including the balance-sheet, statement of results and statement of cash-flow, setting forth comparative figures for the same previous period, together with the notes and annexes thereto prepared in accordance to the generally accepted accounting principles, applied on basis consistent with the previous period. Individual and consolidated financial statements, as the case may be, shall be audited within forty-five (45) days following the end of every fiscal year;

m) Propose to the General Meeting of Shareholders any amendments as it might deem convenient on the Bylaws and see for the strict compliance thereof;

n) Propose to the Assembly the incorporation or merger into or with other companies, as well as the transformation or spin-off of the Company;

o) Authorize any investments in other companies as well as the acquisition of other companies or commercial establishments;

p) Authorize the Legal Representative of the company to take or give money in loan, or to enter into acts and contracts whenever their quantum exceeds the equivalent of one million US Dollars (USD $1.000.000);

q)    Approve any business plans and new projects;

r) determine for every fiscal year, the budget of investments, revenues and expenses, for which purpose the Legal Representative of the Company shall submit the relevant project;

s) In the month of November every year, approve an annual budget. If no agreement is reached as to the annual budget, the last year's shall be indexed in accordance to the standards proper of the primary operation items (fuel price, worldwide and Colombian inflation factors, devaluation expectancy in Colombia);

t)    Approve the Company's indebtedness policies;

u) Approve the entering into agreements or contracts outside the Company's ordinary course of business, or the entering and performance of any contract or agreement with its affiliates or the affiliates of the latter;

v) Prepare the financial statements for the purposes of discussion thereof at the Board of Directors, within a term not exceeding twenty (20) calendar days, counted as from the last day of each month. These shall include the balance-sheet, the statement of results and cash flow prepared in accordance to the accounting principles generally accepted in Colombia, applied on basis consistent with the most recent Corporate financial statements and subject to adjustments of final audit;

w) Authorize any financial investments and the handling of treasury surpluses;

x) Designate Judicial Legal Representatives and their alternates, who shall carry the representation of the Company in all judicial actions, whether of civil, commercial, administrative, penal, labor or police nature and, in general, in every other formalities of governmental, administrative and judicial nature where the Company might take part. Also, it may act on behalf of the Company in any extra-judicial cases as defined by the Board of Directors to that effect. Designation of the latter shall be recorded with the Chamber of Commerce;(1)

----------------
(1) Amended through Public Deed No. 7193 of December 23, 2002, pursuant to a modification approved at the ordinary meeting of the General Meeting of Shareholders held on August 16, 2002.

y) Establish any branches of the Company within or outside the national territory and designate, on case-by-case basis, the administrators thereof, setting forth their powers and attributions, and

z)    Resolve any doubts arisen in the application of these Bylaws.

PARAGRAPH 1.- In any event, the Board of Directors shall have sufficient attributions to instruct the performance or entering into any act or business comprised under the corporate purpose and to make any decisions as necessary to allow the company the achievement of its purposes.

PARAGRAPH 2.- The Board of Directors may delegate upon the Legal Representative, whenever it deems so convenient, for special cases, or for limited time, one or more of the functions entrusted under this article, provided their nature allows such delegation.

ARTICLE 50. MINUTES.- The actions and matters addressed at the Board of Directors shall be recorded in the Book of Minutes that, after approval thereof, shall be signed by the Chairman of the meeting and its Secretary. The minutes shall be headed with their number and shall at least indicate the place, date and hour of the meeting, the number of attending members and their capacity as principals or alternates, the matters therein addressed, the decisions made and the number of votes cast in favor, against, or in blank, with the legal exceptions, the written certificates produced by the attendants, the designations made, and the date and hour of adjournment.

PARAGRAPH.- In the event of non attending meetings or of decisions made by the Board of Directors when all members state the sense of their vote in writing, the corresponding minutes shall be drafted and subsequently entered on the relevant book within thirty (30) days following the date when the agreement is reached. The minutes shall be signed by the Legal Representative and the Secretary General or the person designated as secretary ad-hoc.

CHAPTER VI
LEGAL REPRESENTATIVE

ARTICLE 51. LEGAL REPRESENTATIVE AND JUDICIAL LEGAL REPRESENTATIVE.- The Company shall have a Legal Representative, who shall be responsible for the management and conduction of the corporate affairs, subject to law, these Bylaws and the rules and resolutions made by the General Meeting of Shareholders and the Board of Directors, as well as the legal and extra-judicial representation of the company, without prejudice of the designation made by the Board of Directors of any of the Judicial Legal Representatives referred to in article 49 letter x) of these Bylaws. The Legal Representative shall have one (1) alternate, to replace him in his absolute, temporary or accidental absences.

ARTICLE 52. DESIGNATION AND TERM.- The Legal Representative and his alternate, as well as the Judicial Legal Representatives and their Alternates shall be designated by the Board of Directors. Their term shall be of two (2) years counted as from their election, but may be indefinitely reelected or freely removed prior to the expiration thereof. Whenever the Board of Directors fails to elect the Legal Representative, the Judicial Legal Representatives or their Alternates in due time, the former shall remain in their offices until the new designation is made.

ARTICLE 53. REGISTRATION.- Designation of the Legal Representative and his alternate and, of any Judicial Legal Representatives or their alternates shall be recorded on the mercantile registry of the Chamber of Commerce of the corporate domicile, based on a true copy of the relevant excerpts of the minutes evidencing such designations. Following the above registration, the concerned individuals remain in their capacity while no new designations are made.

ARTICLE 54. POWERS.- The following are special functions of the Legal
Representative:

a) Judicial and extra-judicial representation of the company as corporate entity, without prejudice of the designation made by the Board of Directors of any of the judicial legal representatives referred to in article 49 letter x) of these Bylaws.

b) Perform and cause the performance of agreements and resolutions by the General Meeting of Shareholders and the Board of Directors;

c) Perform any acts and enter into contracts aimed towards the achievement of the company's purposes, give or take money in loan and enter into acts or contracts in an amount not exceeding one million US Dollars (USD $1.000.000). If the above exceed the indicated amount, these shall be submitted to the previous authorization of the Board of Directors. The Company shall not be bound by any acts or contracts by the Legal Representative entered in breach of the provision herein contained; any other transaction in excess of the cited amount shall require the authorization of the Board of Directors;

d) Freely designate and remove all and any executives and employees of the company, whose designation is not the responsibility of the General Assembly or of the Board of Directors;

e)    See for the company's officers due compliance of their duties;

f) Constitute any special attorneys as deemed necessary for the representation of the company and to delegate the powers it might deem appropriate;

g)    See for the collection and investment of the company's funds;

h) Timely submit to consideration of the Board of Directors, the budget of investments, revenues and expenses as required by the company;

i) In due time, submit to consideration of the Board of Directors the Financial Statements of general purpose, individual and consolidated, as the case may be, together with their notes, and cut-off by the end of the relevant fiscal year, together with the documents provided by Law, as well as submission of the report of activities and the special report upon occurrence of the situation of business group, all of which shall take place at the General Meeting of Shareholders;

j) Within the month following the date of removal of their position and when required by the competent corporate body, as well as the remaining Administrators, submission of Financial Statements as pertinent, together with the report of activities;

k) Create agencies and offices of the Company within or outside the national territory and designate - on case-by-case basis - the administrators thereof, their powers and attributions, and

l) Meet every other duties set forth in the Company's rules and as might correspond by reason of his office.

CHAPTER VII
FISCAL AUDITOR

ARTICLE 55. PRINCIPAL AND ALTERNATE.- There shall be a Fiscal Auditor with one
(1) or two (2) alternates to replace him in his absolute or temporary absences. Also, any corporate entity may be designated as Fiscal Auditor, which firm shall in turn designate one principal fiscal auditor and one (1) or two (2) alternates, to act in lieu thereof.(2)

ARTICLE 56. DESIGNATION AND TERM.- The Fiscal Auditor and his alternate shall be public accountants and be elected by the General Meeting of Shareholders for two
(2) year periods. They may be indefinitely reelected or freely removed prior to the expiration of their office.

ARTICLE 57. INCOMPATIBILITIES.- The following may not be Fiscal Auditor:

1. Any shareholder of the company or of any of its subordinates, nor, in the latter, any shareholder or individual acting in a position other than Fiscal Auditor of the parent company;

2.    Any individual linked by marriage or family relationship within the fourth
      (4th) blood degree, first (1st) civil degree or second (2nd) affinity degree or who might be a co-partner of the administrators or directors, the Comptroller, Treasurer, Cashier, Auditor or Accountant of the company.

3. Any individual designated as Fiscal Auditor, may not perform in the same company or in its affiliates or subsidiaries, any other position during the relevant period.

ARTICLE 58. PARTICIPATION AND THE ASSEMBLY AND BOARD OF DIRECTORS.- The Fiscal Auditor shall be empowered to participate, with voice but no

---------------------
(2) Amended through Public Deed No. 7193 of December 23, 2002, pursuant to a modification approved at the ordinary meeting of the General Meeting of Shareholders held on August 16, 2002.

vote, in any deliberations of the company's General Meeting of Shareholders and Board of Directors. Also, it shall be entitled to inspect at any time the accounting books, minute books, correspondence, vouchers of account and every other records of the company.

ARTICLE 59. PROFESSIONAL RESERVE.- The Fiscal Auditor shall keep absolute reserve as to the acts or facts he may be aware of in the exercise of his functions and shall only disclose or denounce the same in the manner and in the cases provided by law.

ARTICLE 60. FUNCTIONS.- The following are functions of the Fiscal Auditor:

1. Verify that any transactions entered or performed on account of the company shall be in conformity with the Bylaws, the decisions by the General Assembly, the Board of Directors and the Legal Representative;

2. Timely report to the Assembly, the Board of Directors or the Legal Representative, as the case may be, about any irregularities occurred in the functioning of the company and in the development of its businesses.

3. Cooperate with any governmental entities performing inspection and surveillance on the company, and render any reports as appropriate or as might be requested;

4. See for the regular keeping of the company's accounting and minutes of the Assembly and Board of Directors meetings and for the due preservation of the company's correspondence and vouchers of account, providing any instructions necessary to that effect.

5. Continued inspection of the company's properties and procuring the timely adoption of preservation or security measures thereon and on any other properties it might have in custody or at any other title.

6. Give instructions, carry inspections and request reports as necessary to establish permanent control on the corporate assets.

7. Authorize with his signature any of the Financial Statements prepared, together with the relevant opinion or report, which documents shall state everything as provided by the legal provisions and, particularly,

      a) Whether or not he has obtained the information necessary to carry his functions;

      b) Whether or not the revision has followed the procedures advised by the accounting control techniques;

      c) Whether or not in his opinion the accounting is kept pursuant to the legal provisions and accounting techniques and whether any transactions recorded are in conformity with the Bylaws and the decisions made by the Assembly or the Board of Directors, as the case may be;

      d) Whether or not the Financial Statements have been truly taken from the books, and whether - in his opinion - these truly reflect in accordance to the generally accepted accounting rules, the financial condition of the company upon expiry of the concerned period, and whether these reflect the result of its transactions in the said period;

      e) Any reserves or doubts he might have as to the truthfulness of the financial statements; and

      f) Whenever the Financial Statements are submitted jointly with the reports of the Administrators, the Fiscal Auditor shall include his opinion as to whether these are duly consistent.

8. Call the Assembly to special meetings, whenever he might deem so necessary,

9.    render an annual report to the Assembly therein stating:

      a) Whether the acts of the company's administrators are in conformity with the Bylaws and the orders or instructions of the Assembly;

      b) Whether the correspondence, vouchers of account and books of minutes and registry of shares are duly kept and preserved, and

      c) Whether there are any adequate internal control measures for preservation and custody of the company's properties and/or properties of any third parties held in the possession of the company:

10. Meet every other attributions set forth in law and these Bylaws and any others which, being compatible with the foregoing, might be entrusted by the General Meeting of Shareholders.

ARTICLE 61. MINUTES SIGNATURE.- The Fiscal Auditor shall sign the minutes of the General Assembly and of Board of Directors, in the events provided by law and the Bylaws.

ARTICLE 62. LIABILITY.- The Fiscal Auditor shall be liable for any damages caused to the company, its associates or any third parties, due to negligence or fraud in the performance of his functions.

CHAPTER VIII
SECRETARY

ARTICLE 63. DESIGNATION AND FUNCTIONS.- The company shall have one Secretary. The Secretary shall be freely removed and designated by the Board of Directors. The Secretary shall also be the secretary of the General Assembly, and of the Board of Directors; and shall prepare the minutes of one and other meetings and shall keep the relevant books. Further, he shall have the functions provided in the Bylaws, the duties assigned by the General Assembly, the Board of Directors and the Legal Representative. His remuneration shall be as fixed by the Board of Directors.

CHAPTER IX
FINANCIAL STATEMENTS, RESERVES AND PROFITS DISTRIBUTION

ARTICLE 64. FINANCIAL STATEMENTS AND INSPECTION RIGHTS.- Upon termination of each fiscal year and at least once a year, on December 31, the company shall cut-off its accounts and prepare and disclose the Financial Statements of general purpose, individual, and consolidated, as the case may be. Such Financial Statements, books and every other items supporting the year reports, and the year reports themselves, shall be placed at the corporate offices at least fifteen (15) business days in advance to the sate fixed for the Assembly meeting, to allow examination thereof by the shareholders.

The shareholders may exercise the inspection rights on the books and records of the company, in the terms provided by Law, at the corporate offices of its main business domicile. In no event such right shall be extensive to documents concerning industrial secrets or whenever it refers to data that, if disclosed, might be used in detriment of the company.

ARTICLE 65. SUBMISSION AND ANNEXES TO THE FINANCIAL STATEMENTS.- The Administrators shall submit to the Assembly for approval or disapproval, the year Financial Statements accompanied by every document referred to in article 446 of the Commercial Code.

ARTICLE 66. DISCLOSURE OF FINANCIAL STATEMENTS.- Within the month following the date of their approval, a copy of the Financial Statements of general purpose, together with their notes and the corresponding opinion, shall be deposited with the Chamber of Commerce of the corporate domicile.

ARTICLE 67. LEGAL RESERVE.- From the year net profits, the company shall annually devote ten percent (10%) to form the company's legal reserve, until completing at least fifty percent (50%) of the subscribed capital-stock.

ARTICLE 68. OCCASIONAL RESERVES.- The General Meeting of Shareholders may create or increase any occasional reserves, provided these are of special destination and subject to the legal provisions and these Bylaws.

ARTICLE 69. DEPRECIATIONS.- The amounts indicated by the Board of Directors in accordance to the legal provisions and the administrative techniques, shall be devoted to depreciations.

ARTICLE 70. LOSSES.- Losses shall be covered with the reserves specially devoted to that effect, and failing these, with the legal reserve. Any reserves which finality is to cover certain losses shall not be used to cover any others, unless so is determined by the Assembly. If the legal reserve is insufficient to cover any capital deficit, any subsequent year's corporate benefits shall be devoted to that effect.

ARTICLE 71. DIVIDENDS.- Following the reserves referred to above, as well as the allocation for tax payment, it shall be proceeded to distribute at least fifty percent (50%) of the net profits as dividend, or the balance thereof if need is to cover any losses from previous years. However, if the amount of any legal, statutory and occasional reserves exceeds one hundred percent (100%) of the subscribed capital-stock, the percentage to be distributed by the Company shall be seventy percent (70%) at least. Nevertheless, the Assembly, with the affirmative vote of seventy-eight percent (78%) of the shares represented thereat, may dispose that the distribution of profits shall be in a lesser percentage or that no distribution shall be made. Failing the above cited majority, it shall be proceeded to distribute at least fifty percent (50%) of the net profits or the balance thereof, if need is to cover any losses from previous years.

ARTICLE 72. PAYMENT OF DIVIDENDS.- Payment of dividends shall be proportional to the number of shares subscribed and shall be paid in cash at the time accorded by the General Meeting of Shareholders, unless the voting of at least eighty percent (80%) of the shares represented thereat determines to cover such dividends in the form of released shares of the Company. Payment of dividends shall be to the shareholders by the time when each such payment is enforceable or to the party entitled thereto in accordance to the regulations in force in the event where the company's shares are listed in a stock exchange. Fractions not practicably divisible shall not be distributed.

ARTICLE 73. UNCLAIMED DIVIDENDS.- The company shall not pay any interest on dividends not claimed in due time, which dividends shall remain in cash available to the order of their owners.

CHAPTER X
MERGER, SPIN-OFF, TRANSFORMATION AND RIGHT OF WITHDRAWAL

ARTICLE 74. MERGER.- The merger of the company shall take place in the event of its dissolution with no liquidation to be absorbed by other or to create a new one, which actions shall be implemented in furtherance of articles 172 et. seq. of the Commercial Code.

ARTICLE 75. SPIN-OFF.- There shall be a corporate spin-off whenever: (i) the company without dissolution, transfers in block one or more portions of its patrimony to one or more existing companies or devotes these to the creation of one or more companies, or (ii) the company is dissolved without liquidation by dividing its patrimony into two or more portions, that are transferred to various existing companies or that are devoted to the creation of new companies.

ARTICLE 76. RIGHT OF WITHDRAWAL.- Whenever the transformation, merger or spin-off of the company imposes the shareholders with a greater responsibility or entails an impairment of their patrimonial rights, as well as in the event where the company trades its shares in the public market of securities and the listing thereof is cancelled voluntarily, any absent or dissenting shareholders shall be entitled to withdraw from the company. Such right may be exercised by the absent or dissenting shareholders in accordance to articles 12 et. seq. of Law 222 of 1995 and any regulations modifying or supplementing these.

ARTICLE 77. PUBLICITY.- The spin-off or merger project or the basis for transformation shall remain available to the shareholders at the offices where the company's management operates at its main business domicile, at least fifteen (15) business days in advance to the meeting where the relevant proposal is to be analyzed. The call to such meeting shall be include in its agenda the item concerning spin-off, merger, transformation or cancellation of the inscription and shall expressly indicate the possibility for the shareholders to exercise the right of withdrawal.

CHAPTER XI
DISSOLUTION OR LIQUIDATION

ARTICLE 78. EVENTS OF DISSOLUTION.- The company shall be dissolved:

1. Upon expiration of its duration term provided in these Bylaws, if not validly extended prior to its expiration. In this case, the dissolution of the company shall take place as from such date, without need of any special formalities;

2. Due to impossibility to develop the corporate purpose or upon termination thereof or due to extinction of the properties which exploitation is connected to its corporate purpose;

3. Upon the voluntary dissolution accorded by the General Meeting of Shareholders;

4.    Upon reduction of the number of shareholders to less than five (5);

5. Upon occurrence of losses reducing its net worth below fifty percent (50%) of the subscribed capital-stock, unless the General Meeting of Shareholders, within six (6) months following the date where such losses are completed, instructs the adoption of measures aimed to restore the net worth above fifty percent (50%) of the subscribed capital-stock;

6. Upon the sale of all corporate assets in conformity with these Bylaws and as accorded by the General Meeting of Shareholders;

7. When ninety-five percent (95%) or more of the subscribed shares belongs to one single shareholder;

8. Upon decision of the competent authority in the events expressly provided in law; and

9.    Due to the remaining reasons provided in law.

PARAGRAPH.- In the event of occurrence of the event provided in number fifth
(5th) of this article, the administrators shall refrain from commencing new operations and shall promptly call the General Assembly to inform and report the said situation in full.

ARTICLE 79. LIQUIDATION.- In the event of dissolution of the company, it shall be proceeded to its liquidation or distribution of properties in accordance to law. Consequently, it shall not be entitled to pursue new operations in the development of its objectives and shall preserve the legal capacity only for the acts inherent to the prompt liquidation of the company. The company's corporate name shall be added with the expression "in liquidation".

ARTICLE 80. LIQUIDATOR.- The individual designated by the Assembly with the majority provided in these Bylaws shall carry the liquidation. If the Assembly fails to designate the liquidator, the individual acting as Legal Representative of the Company by the time of its dissolution, shall act as such. In the exercise of his functions, the liquidator shall be bound to meet the legal and regulatory provisions then in force. During the liquidation the Board of Directors shall act as Advisory Board.

ARTICLE 81. FUNCTIONING OF THE ASSEMBLY.- During the liquidation period the Assembly shall session in ordinary and special meetings in the manner provided in its Bylaws and shall have all functions compatible with the status of liquidation, such as the free designation and removal of the liquidator and his alternates, the approval of final accounts and minute of distribution.

ARTICLE 82. STATEMENTS OF LIQUIDATION.- The liquidator shall submit the statements of liquidation to the Assembly, together with a reasoned report on its development, a general balance-sheet and a detailed inventory. These documents shall be available to the shareholders during the term of the call to the Assembly.

ARTICLE 83. APPROVAL OF THE ADMINISTRATOR'S ACCOUNTS.- Any individual administering the Company's properties who might be designated as liquidator, shall not exercise his office without the previous approval of the accounts of his activities by the General Meeting of Shareholders. If upon elapse of thirty
(30) days following the date when the liquidator was designated, no such accounts have been approved, it shall be proceeded to the designation of a new liquidator.

ARTICLE 84. INVENTORY OF THE CORPORATE PATRIMONY.- The liquidators shall request from the competent authority, within the month following the date where the company is dissolved, approval to the inventory of the corporate patrimony. Such inventory shall additionally include a detailed listing of the various corporate assets, the company's liabilities, therein specifying their preference or legal order for payment thereof, including those that might eventually affect its patrimony.

ARTICLE 85. NOTICE OF LIQUIDATION.- Upon dissolution of the company, the liquidators shall notify the status of liquidation in a newspaper of regular circulation in the corporate domicile, and fixed on a visible spot of the company's offices and commercial establishments.

ARTICLE 86. FUNCTIONS OF THE LIQUIDATOR.- The liquidators shall also:

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1.    Continue and conclude the corporate transactions pending by the time of dissolution;

2. Demand the rendering of accounts concerning the activities by the former administrators or from any other party which might have handled the company's interests, provided such accounts have not been approved in accordance to law or these Bylaws.

3.    Collect any active credits of the company.

4. procure restitution of the corporate assets that might be held in the possession of the shareholders or of any third parties, insofar as their delivery is enforceable, as well as to restitute any items which are not the ownership of the company;

5. Sell the corporate assets, whichever these might be, except those which as per the express decision of the Assembly, should be distributed in kind;

6. keep and guard the company's books and correspondence and see for the integrity of its patrimony;

7.    Settle and cancel any accounts of third parties or of the shareholders;
      and

8. Render accounts or submit statements of liquidation, when deemed convenient or when required by the General Meeting of Shareholders.

ARTICLE 87. SUBMISSION TO THE LEGAL PROVISIONS.- As to the development and term of the liquidation, the liquidator or liquidators shall be subject to the legal provisions in force by the time of the liquidation.

ARTICLE 88. FINAL ACCOUNT AND MINUTE OF DISTRIBUTION.- Upon approval of the final account of liquidation, the shareholders shall be delivered to their entitlement and, if there are any absent shareholders or if there are too many, the liquidators shall call them through notice to be published for at least three (3) times, with intervals of eight (8) days, in a newspaper circulating in the place of the corporate domicile. Following the foregoing call and after elapse of ten (10) days after the latest publication, the liquidators shall deliver to the Provincial Board of Welfare of the place of the corporate domicile, and, failing the latter, to the Board operating in the nearest the place, the properties corresponding to any shareholders who failed to appear to claim the same. Such shareholders shall only be entitled to claim delivery thereof within one year thereafter. Upon elapse of such deadline, the properties shall pass to become the ownership of the welfare entity, for which purpose the liquidator shall deliver every document of transfer, as appropriate.

CHAPTER XI
MISCELLANEOUS

ARTICLE 89. ARBITRATION.- Any disputes arisen at any time, even during the liquidation period, between the shareholders or between one or more thereof and the Company on occasion of the Partnership Agreement, shall be settled by three
(3) arbitrators

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designated by mutual agreement of the parties, whose arbitrators shall be
Colombian citizens, registered attorneys-at-law and whose decisions shall be rendered at law. Designation of the arbitrators shall be made within thirty (30) days following the date when either of the parties informs the other in writing about the issues subject matter of arbitration. The tribunal shall function in the city of Bogota D.C. and shall be conducted by the Chamber of Commerce de Bogota. Anything not provided herein shall be governed by the regulations contained in the Commercial Code.

ARTICLE 90. AMENDMENTS TO THE BYLAWS AND FORMALIZATION THEREOF.- Any amendment to the Bylaws shall be approved by the General Meeting of Shareholders with the quorum provided in these Bylaws. The Legal Representative shall be responsible for compliance of the relevant formalities.

ARTICLE 91. SHAREHOLDERS' AGREEMENTS.- Two or more shareholders not being administrators of the company, may enter into agreements whereby they undertake to vote in identical or given sense at meetings of the General Meeting of Shareholders. Such agreement may include the provision allowing one or more thereof or any third party, to carry their representation at the meeting or meetings of the General Meeting of Shareholders This provision shall produce effects with respect to the company provided the concerned agreement is in writing and delivered to the representative legal for filing thereof at the company's administrative offices. Other than that, neither the company nor the remaining shareholders, shall be liable for the default to the terms of the agreement.

                              TRANSITORY PROVISION
                               TERM OF THE BYLAWS

These Bylaws shall become effective as from the date of approval of the Minute of the Assembly, by the commission designated to that effect"

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